UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009

Procera Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Nevada	000-49862	33-0974674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100-C Cooper Court, Los Gatos, CA	95032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 354-7200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 13, 2009, Procera Networks, Inc., or Procera, entered into an agreement with Continuous Computing Corporation of San Diego, California to substantially outsource Procera’s operations and logistics functions, formerly handled in Procera’s Los Gatos, California facility, to Continuous Computing.  Continuous Computing is one of the leading hardware suppliers to the telecom industry and, since 2008, has provided the hardware for Procera’s new PL-10000 product line.  Continuous Computing provides customers with turnkey operations, logistics and quality assurance support from facilities in China and San Diego.  Under the terms of the agreement, Continuous Computing will receive an up-front payment from Procera and will be compensated by Procera based on an hourly rate and/or fixed fee to load Procera’s software into servers and other hardware devices, perform testing and inspection services and ship directly to Procera’s customers.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2009, in connection with a transition plan, Paul Eovino announced his resignation from the positions of interim Chief Financial Officer and Principal Accounting Officer of Procera, effective April 8, 2009. Mr. Eovino will remain an employee of Procera until April 20, 2009.  The Board of Directors of Procera appointed James F. Brear to the role of Chief Financial Officer, on an interim basis, replacing Mr. Eovino effective April 8, 2009.  Mr. Brear is Procera’s current President and Chief Executive Officer.

Effective April 8, 2009, John D. Higginbotham, Jr., has been promoted from North America Group Controller to Corporate Controller and interim Principal Accounting Officer of Procera.

Mr. Brear joined Procera in February 2008 as its President, Chief Executive Officer and a member of the Board of Directors. Mr. Brear is an industry veteran with more than 18 years of experience in the networking industry, most recently as Vice President of Worldwide Sales and Support for Bivio Networks, a maker of deep packet inspection platform technology, from July 2006 to January 2008. From September 2004 to July 2006 Mr. Brear was Vice President of Worldwide Sales for Tasman Networks, acquired by Nortel, a maker of converged WAN solutions for enterprise branch offices and service providers for managed WAN services. From April 2004 to July 2004, Mr. Brear served as Vice President of Sales at Foundry Networks, a provider of switching, routing, security, and application traffic management solutions. Earlier in his career, Mr. Brear was the Vice President of Worldwide Sales for Force10 Networks from March 2002 to April 2004, during which time the company grew from a pre-revenue start-up to the industry leader in switch routers for high performance Gigabit and 10 Gigabit Ethernet. In addition, he spent five years with Cisco Systems from July 1997 to March 2002 where he held senior management positions in Europe and North America with responsibility for delivering more than $750 million in annual revenue selling into the world's largest service providers. Previously, Mr. Brear held a variety of sales management positions at both IBM and Sprint Communications. He holds a Bachelor of Arts degree from the University of California at Berkeley.   Mr. Brear’s compensation is unchanged from that reported for his services as President and Chief Executive Officer in Procera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Mr. Higginbotham, 49, joined Procera in November 2008 as North America Group Controller, having previously held senior accounting positions at various high-tech companies.  Prior to joining Procera, he was the Director of Finance for StrataLight Communications, a manufacturer of fiber optic subassemblies, since January 2008.  Initially hired to prepare StrataLight for an initial public offering, he ultimately assisted with the sale of the company.  Prior to StrataLight, Mr. Higginbotham was the Director of Compliance and Reporting for Monolithic Power Systems, a fabless manufacturer of mixed-signal analog integrated circuits, from April 2005 through November 2007.  From March 2003 through April 2005 Mr. Higginbotham was the Assistant Controller for TiVo, the developer of the first digital video recorder. Mr. Higginbotham began his accounting career working in KPMG’s Philadelphia office.  He is an active CPA and holds a BS in Finance from Pennsylvania State University.

Item 8.01  Other Events.

As a result of Procera outsourcing its operations and logistics functions to Continuous Computing, as described above under Item 1.01,  Procera has reduced headcount in its Los Gatos, California and Varburg, Sweden offices, resulting in a 25% overall reduction in Procera’s workforce effective April 20, 2009. Procera does not expect to incur material costs in connection with the work force reduction.

In association with the reorganization of the finance team, Procera retained Betty Kayton as a consultant to provide strategic financial services.  Ms. Kayton serves as the chief financial officer for several companies in the telecom infrastructure, high tech and consumer products industries.  Her strengths include cash management, cost control, development and improvement of systems to increase efficiency, and strategic and tactical management of multi-national finance teams to support growing businesses. She began her finance career in Ernst & Young’s Los Angeles office.  She is licensed as an active CPA and received an MBA from University of Southern California.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act, as amended, regarding Procera’s anticipated  restructuring charges.   These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. More information about Procera and these and other risks related to Procera is detailed in Procera’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 16, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this Current Report. Procera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.
(Registrant)

Date: April 13, 2009	By: /s/ James F. Brear
Name: James F. Brear Title: Chief Executive Officer and Interim Chief Financial Officer